UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018 (October 2, 2018)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 5.02 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on September 11, 2018, Ian Rhodes resigned as Chief Executive Officer and Director of GlyEco, Inc., a Nevada Corporation (the “Company”).

In connection with Mr. Rhodes’ resignation, the Company entered into a Separation Agreement with Mr. Rhodes (the “Separation Agreement”), effective October 2, 2018.

Pursuant to the terms of the Separation Agreement, the Company has paid or will pay Mr. Rhodes all of his accrued but unpaid salary, which, as of September 11, 2018, amounts to $61,000, less deductions for all applicable employee taxes and withholdings as required by federal, state and local law. The Company also has paid or will pay Mr. Rhodes for the value of all accrued but unused vacation, less all applicable withholdings and deductions, earned through the date of Mr. Rhodes’ resignation. If Mr. Rhodes elects COBRA coverage, the Company also agrees to pay his premium up to and including June 30, 2019. Mr. Rhodes will also be eligible to receive an extension of the vesting period of his unvested restricted stock grants to December 31, 2019.

The foregoing summary does not purport to be a complete representation of the Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2018

GlyEco, Inc.

By:	/s/ Richard geib
Name:	Richard Geib
Title:	Chief Executive Officer